As filed with the Securities and Exchange Commission on July 24, 2014

Registration No. 333-168930

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

 to

 FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VANTAGE HEALTH

(Exact name of registrant as specified in its charter)

Nevada	93-0659770
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

401 Warren St. Suite 200

Redwood City, CA 94063

(650) 503-3570

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

J. Jeremy Barbera

Chief Executive Officer

401 Warren St. Suite 200

Redwood City, CA 94063

(650) 503-3570

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

Scott D. Museles

Shulman, Rogers, Gandal, Pordy & Ecker, P.A.

12505 Park Potomac Ave.

Potomac, MD 20854

(301) 230-5200

Approximate date of commencement of proposed sale to the public: This Post-Effective Amendment is being filed to deregister all of the unsold securities previously registered under the Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. [  ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [  ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [  ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[ ]		Accelerated filer	[ ]

Non-accelerated filer	[ ]	(Do not check if a smaller reporting company)	Smaller reporting company	[X]

EXPLANATORY NOTE: DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 (“Post-Effective Amendment No. 1”) is filed by Vantage Health (the “Company”), and amends the registration statement initially filed on Form S-1 (File No. 333-168930) with the Securities and Exchange Commission (the “Commission”) on August 19, 2010 (the “Registration Statement”). The Registration Statement registered 22,009,375 shares of common stock $0.001 par value (including 7,859,375 shares of common stock issuable upon the exercise of warrants). The Registration Statement was declared effective on February 3, 2011. The Company files this Post-Effective Amendment No. 1 to the Registration Statement to deregister, as of the effectiveness of this post-effective amendment, all shares of the common stock unsold under the Registration Statement.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized in Redwood City, CA, on July 24, 2014

VANTAGE HEALTH

By:	/s/ J. Jeremy Barbera
J. Jeremy Barbera
Chief Executive Officer
(Principal executive officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and as of the dates indicated.

Signature	Title	Date

/s/ J. Jeremy Barbera	President, Chief Executive Officer (Principal Executive Officer), Chief Financial Officer	7/24/14
J. Jeremy Barbera	(Principal Financial Officer), Principal Accounting Officer and Director

/s/ Dr William Rees Dr William Rees	Director	7/24/14

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